Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of ONEOK, Inc., on Form S-8 (File No. 333-121769) of our report dated June 20, 2014, on our audits of the financial statements and financial statements schedule of the ONEOK, Inc. Profit Sharing Plan, formerly known as the Profit Sharing Plan, as of December 31, 2013 and 2012, and for the year ended December 31, 2013, which report is included in this Annual Report on Form 11-K.

/s/ BKD, LLP

Tulsa, Oklahoma
June 20, 2014